6/5/2013

Exhibit A

Services Summary

1.	UCI to provide emissions testing services. Ener-Core Power, Inc (ECP) would like to monitor the following emissions during specific test activities in the ranges outlined in the table.

Emission	Range 1	Range 2	Units
O2	17.0 to 18.0		% vol
CO2	1.8 to 1.35		% vol
CO	0 - 30	0 - 2	ppmv
THC	0 - 50	0 - 2	ppmv
CH4	0 - 50	0 to 20	ppmv
NOx	0 - 30	0 - 2	ppmv
Total PM	tbd	tbd

2.	UCI to provide site preparation input to support the creation of mechanical and electrical drawing. Ener-Core Power Inc (ECP) will create drawing.

3.	UCI to make available test room near test equipment for ECP to monitor tests.

Goods

1.	UCI to provide high pressure (80psig) and low pressure (5psig) natural gas to support testing.

2.	UCI to provide the necessary electricity to support testing described below.

Below is an outline of the timeframe goods and services will be required.

FP250 installation site preparation. (4-6 weeks in advance of Installation)

1.	ECP to work with UCI staff to create engineering plans (gas, electric and shoring) for test site prior to installation. Flex Power Generation Inc to create site drawings.

2.	ECP to identify general contractor for test site modifications. Note: GC must be approved by UCI. UCI staff to co-supervise site preparation work.

Unit installation (3 weeks)

1.	ECP to hire general contractor to support the installation of all FP250 equipment (labor, cranes, manlifts).

2.	UCI to co-supervise site preparation.

9400 Toledo Way • Irvine, CA 92618 • 949.616.3300 Tel • 949.616.3399 Fax

6/5/2013

Test Plan (6 – 8 months)

1.	2 weeks - ECP to perform system check out testing. UCI to provide pressured NG gas and electricity to support testing. Maximum NG usage during start up is 4,300,000btu/hrs. Steady state operation is 3,400,000btu/hrs.

2.	4 to 5 months – ECP to perform software development and component development testing. UCI to provide pressurized gas, electricity and emissions measurement support will be needed once every month. O2 and THC measurements only will be needed five to six times a month.

3.	2 month – ECP to perform additional endurance testing and demonstrations. Electricity and emissions measurement support will be required. Basic emissions measurements needed about once every two weeks. Emissions testing may be needed once during this time frame.

Costs of Goods and Services

FP250 installation site preparation

•	$21,049update this

Emission Test

•	$4832 per test

General Use of Facilities and UCI Support for 8 months

•	$62,244 or $7,780/mo

9400 Toledo Way • Irvine, CA 92618 • 949.616.3300 Tel • 949.616.3399 Fax